                                                                EXHIBIT 4(a)(ix)

                       AMENDMENT NO. 1 TO PLEDGE AGREEMENT

         This Amendment No. 1, dated as of April 23, 2002, is by and among ONEIDA LTD., a New York corporation (the "Borrower"), the subsidiaries of the Borrower which are signatories hereto (each such Subsidiary individually a "Guarantor" and collectively the "Guarantors"; the Guarantors and the Borrower are referred to collectively herein as the "Grantors") and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation ("Chase"), as Collateral Agent (in such capacity, the "Collateral Agent") for the Secured Parties. All capitalized terms used herein not otherwise defined shall have the respective meanings given to them in the Pledge Agreement referred to below.

                                 R E C I T A L S

         A. The Grantors and the Collateral Agent are parties to a Pledge Agreement dated as of April 27, 2001 (the "Pledge Agreement") pursuant to which the Grantors pledged to the Collateral Agent, for the ratable benefit of the Secured Parties, the Collateral described therein in order to secure the Obligations.

         B. The parties desire to amend the Pledge Agreement to provide for the pledge by Borrower of 5,240 shares of common stock of Oneida Canada, Limited, a subsidiary of Borrower, representing 65% of the total number of shares of capital stock of such subsidiary issued and outstanding.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

         1. Amendment. Schedule I to the Pledge Agreement is hereby amended to add the following to the Section of Schedule I entitled "Capital Stock or Other Equity Interests":


                                                             Class or      %        Certificate
Issuer                     Pledgor          No. of Shares    Category      Owned      Number
------                     -------          -------------    --------      -----      ------
Oneida Canada, Ltd.        Oneida Ltd.      5,240            Common        65%         C-10


From and after the date hereof, the shares of capital stock of Oneida Canada, Limited referenced above shall constitute Pledged Equity Interests, Pledged Securities and Collateral whenever such terms are used in the Pledge Agreement.

         2. Pledge of Shares. Contemporaneously with the execution of this Amendment, Borrower shall pledge and deliver to the Collateral Agent one or more stock certificates representing 5,240 of the issued and outstanding shares of common stock of Oneida Canada, Limited, together with one or more stock powers duly executed by Borrower in blank.

         3. Confirmation of Pledge Agreement. Except as amended by this Amendment, all of the provisions of the Pledge Agreement remain in full force and effect from and after the date hereof, and the Borrower hereby ratifies and confirms the Pledge Agreement and each of the documents executed in connection therewith. From and after the date hereof, all references in the Pledge Agreement to "this Agreement", "hereof", "herein", or similar terms, shall refer to the Pledge Agreement as amended by this Amendment.

         4. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart.



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


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                ONEIDA LTD.

                                By: /s/ GREGG R. DENNY
                                    ___________________
                                    Name:  Gregg R. Denny
                                    Title: Chief Financial Officer


                                BUFFALO CHINA, INC.

                                By: /s/ GREGG R. DENNY
                                    ___________________
                                    Name:  Gregg R. Denny
                                    Title: Vice President - Finance


                                THC SYSTEMS, INC.

                                By: /s/ GREGG R. DENNY
                                    ___________________
                                    Name:  Gregg R. Denny
                                    Title: Vice President - Finance


                                ENCORE PROMOTIONS, INC.

                                By: /s/ GREGG R. DENNY
                                    ___________________
                                    Name:  Gregg R. Denny
                                    Title: Vice President - Finance


                                DELCO INTERNATIONAL, LTD.

                                By: /s/ GREGG R. DENNY
                                    ___________________
                                    Name:  Gregg R. Denny
                                    Title: Vice President - Finance


                                SAKURA, INC.

                                By: /s/ GREGG R. DENNY
                                    ___________________
                                    Name:  Gregg R. Denny
                                    Title: Vice President - Finance


                                JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as Collateral Agent


                                By: /s/ JOSEPH H. ODDO, JR
                                    _______________________
                                    Name:  Joseph H. Oddo, Jr.
                                    Title: Vice President



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